UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 12, 2012

ENERGY FOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road
Solon, Ohio		44139
(Address of principal executive offices)		(Zip Code)

(440) 715-1300
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2012, Energy Focus, Inc. (the “Company”) entered into three-year unsecured subordinated convertible notes totaling $1.5 million with three current, private investors. The convertible debt matures on December 31, 2015, has a 5% annual interest rate, and is convertible into common stock of the Company at the rate of $0.23 per share. This represents an approximately 14% premium to the average closing price of the Company's common stock for the 10 trading days prior to entrance into the agreement. The convertible debt and all terms associated with it were approved by the Company’s Board of Directors.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 13, 2012, Energy Focus, Inc. (the “Company”) entered into three-year unsecured subordinated convertible notes totaling $1.5 million with three current, private investors. The information required by Item 2.03 is included in Item 1.01 of this report and is hereby incorporated in by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors.

On December 12, 2012, the Board of Directors of Energy Focus, Inc. (the “Company”) appointed James Tu to serve as the Company’s non-executive Chairman of the Board of Directors. Mr. Tu was appointed to fill the open position created by the retirement of Paul von Paumgartten from the Company’s Board.

Mr. Tu is the Founder, Chief Executive Officer and Chief Investment Officer of 5 Elements Global Advisors, an investment advisory and management company focusing on investing in clean energy companies with breakthrough, commercialized technologies and near-term profitability potential. He is also Co-Founder of Communal International Ltd. “(Communal”), a British Virgin Islands Company dedicated to assisting clean energy solutions companies to maximize their technology and product potential and gain access to global marketing, distribution licensing, manufacturing and financing resources. Previously he was the Director of Investment Management of Gerstein Fisher & Associates, and an equity analyst at Dolphin Asset Management Corp. Mr. Tu holds a bachelor of science in electrical engineering from Tsing-Hua University in Taiwan, and a master of business administration from Baruch College in New York. He is also a Chartered Financial Analyst.

On February 27, 2012, the Company entered into an Asian Business Development/Collaboration Agreement with Communal International Ltd.  The agreement has a 36 month term, under which the Company was committed to pay $522,500 to Communal, all of which has been paid except approximately $16,000.  Additionally, the Company will pay Communal a five percent (5%) commission on the Company’s net sales which occur within the Territory, as defined by the agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated December 18, 2012.

99.2	Form of Convertible Subordinated Note.

99.3	Form of Note Purchase Agreement.

99.4	Collaboration Agreement between the Registrant and Communal International Ltd. dated as of February 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2012

ENERGY FOCUS, INC.

	By	/s/ Mark J. Plush
	Name:	Mark J. Plush
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 18, 2012.

99.2	Form of Convertible Subordinated Note.

99.3	Form of Note Purchase Agreement.

99.4
Collaboration Agreement between the Registrant and Communal International Ltd. dated as of February 27, 2012 (incorporated by reference to Exhibit 10.32 to the Registrant’s Annual Report on Form 10-K filed on March 30, 2012).